Exhibit 10.7

AMENDMENT
AND
WAIVER
TO
CREDIT AGREEMENT

        AMENDMENT AND WAIVER, dated as of March 18, 2003 (the "Waiver"), to the Credit Agreement dated as of February 8, 2002, by and among EON LABS, INC. (formerly known as Eon Labs Manufacturing, Inc.), a Delaware corporation ("ELM") and EON PHARMA, LLC, a Delaware limited liability company (each a "Company" and, collectively, the "Companies") and JPMORGAN CHASE BANK, a New York banking corporation (the "Lender").

BACKGROUND

        The Companies have requested and the Lender has agreed, subject to the terms and conditions of this Waiver, to waive and amend certain provisions of the Credit Agreement as hereinafter set forth.

        Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.
Waivers.

        Section 1.1.    The Lender waives compliance with the provisions of Section 6.14 of the Credit Agreement solely as a result of the failure of the Companies to give the Lender prompt written notice that Eon Distribution Inc. ("ED") had become a subsidiary of ELM, provided that ED shall become a Guarantor simultaneously with the effectiveness of this Waiver.

        Section 1.2.    The Lender waives compliance with the provisions of Sections 7.04, 7.06(a) and 7.15 of the Credit Agreement solely to the extent necessary to permit ELM to transfer to ED certain of ELM's assets in an amount not to exceed $700,000, provided that ED shall become a Guarantor simultaneously with the effectiveness of this Waiver.

ARTICLE II.
Amendments.

        Section 2.1    Section 7.06 (e) of the Credit Agreement is hereby amended to delete the amount "$5,000,000" therein and to insert the following text:

  "$5,800,000" (calculated exclusive of existing loans and capital contributions by ELM to Eon Distribution, Inc. in an amount not to exceed $77,500,000).

ARTICLE III.
Conditions of Effectiveness.

        Section 3.1.    This Waiver shall become effective upon receipt by the Lender of each of the following, in form and substance satisfactory to the Lender and its counsel:

          (a)  this Waiver, duly executed by the Companies and the Guarantors;

          (b)  a certificate of the Secretary of ED certifying: (A) that neither its Certificate of Incorporation nor By-laws has been amended since the date of their certification; (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors of ED authorizing the execution, delivery and performance of the Guaranty, the Security Agreement and each other Loan Document to which it is a party; and (C) the incumbency and specimen signature of each officer of ED executing each Loan Document to which it is a party and any certificates or instruments furnished pursuant hereto, and a certification by another officer of ED as to the incumbency and signature of the Secretary, and together with certified copies of the Certificate of Incorporation and By-laws of ED;

          (c)  a certificate of good standing for ED from the Secretary of the State of Delaware, dated as of a recent date;

          (d)  an Officer's Certificate, substantially in the form of Exhibit 1 attached hereto, duly executed by the Companies;

          (e)  a Joinder Agreement, substantially in the form of Exhibit 2 attached hereto, duly executed by ED, together with (i) a Schedule A to the Security Agreement completed with respect to ED and (ii) UCC-1 financing statements in a form acceptable to the Lender for such jurisdictions as the Lender determines are necessary to perfect the liens created by the Security Agreement with respect to ED;

          (f)    a favorable opinion of counsel for ED dated as of the date hereof, as required pursuant to Section 6.14 of the Credit Agreement;

          (g)  a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 of the Credit Agreement with respect to ED; and

          (h)  such other documents, instruments, agreements, approvals, opinions and evidence as the Lender may reasonably require.

ARTICLE IV.
Representations and Warranties; Effect on Credit Agreement.

        Section 4.1.    Each Company hereby represents and warrants as follows:

          (a)  This Waiver and the Credit Agreement constitute legal, valid and binding obligations of the Companies and are enforceable against the Companies in accordance with their respective terms.

          (b)  Upon the effectiveness of this Waiver, the Companies hereby reaffirm all covenants, representations and warranties made in the Credit Agreement and each Company agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

          (c)  No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Waiver.

          (d)  No Company has any defense, counterclaim or offset with respect to the Credit Agreement.

        Section 4.2.    Effect on Credit Agreement.

          (a)  Upon the effectiveness of this Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement after giving effect to this Waiver.

          (b)  The Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c)  The amendments and waivers herein are limited specifically to the matters set forth above and for the specific instances and purposes for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default (other than as set forth in this Article I).

ARTICLE V.
Miscellaneous.

        Section 5.1.    This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

        Section 5.2.    Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

        Section 5.3.    This Waiver may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the Companies and the Lender have caused this Waiver to be duly executed by their duly authorized officers, all as of the day and year first above written.

EON LABS, INC.
By:	/s/ WILLIAM F. HOLT Name: William F. Holt Title: Vice President-Finance, CFO
EON PHARMA, LLC
By:	/s/ WILLIAM F. HOLT Name: William F. Holt Title: Vice President-Finance, CFO
JPMORGAN CHASE BANK
By:	/s/ SANFORD WALD Name: Sanford Wald Title: Vice President

        The undersigned not a party to the Credit Agreement but as Guarantor under the Guaranty, hereby accepts and agrees to the terms of this Waiver and further acknowledges that its Guaranty is in full force and effect.

FORTE PHARMA, INC.
By:	/s/ WILLIAM F. HOLT Name: William F. Holt Title: President
EON DISTRIBUTION, INC.
By:	/s/ WILLIAM F. HOLT Name: William F. Holt Title: Vice President, Secretary, Treasurer